NOTICE OF GUARANTEED DELIVERY

For Common Stock

and New Series C

Preferred Stock of

RiverNorth/DoubleLine Strategic

Opportunity Fund, Inc.

Subscribed for under the Primary Subscription Privilege

and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus Supplement, dated October 30, 2024 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) common stock (the “Common Stock”) and new Series C preferred stock (the “Series C Preferred Stock” or “Preferred Stock”) subscribed for under the Primary Subscription Privilege and pursuant to the Over-Subscription Privilege. Such form may be delivered by first class mail, overnight courier or sent by email transmission to the Subscription Agent and must be received prior to 5:00 p.m., Eastern Time, on November 25, 2024, unless such time is extended by Fund as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

For information call the information agent, Georgeson LLC: (866) 357-5086

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE OFFER.

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or bank or trust company which completes this form must communicate this guarantee and the number of Common Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over- Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Common Shares and (b) a properly completed and signed Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $8.51 per Common Share multiplied by 2 plus $10.00 per new Series C Preferred Stock) must then be delivered to the Subscription Agent no later than the close of business on the next business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

VOLUNTARY CORPORATE ACTIONS COY:

RIVERNORTH/OPP

GUARANTEE

The undersigned, a member firm of the NYSE, Nasdaq or other national exchange, or a bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent prior to 5:00 p.m., Eastern Time, on the next Business Day after November 25, 2024, which is the Expiration Date, unless extended, as described in the Prospectus) of (a) a properly completed and executed Rights Certificate and (b) payment in full for all subscribed shares of Common Stock. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

Price for shares of Common Stock and Preferred Stock subscribed for under the Primary Subscription Privilege and for any additional shares of Common Stock and Preferred Stock subscribed for pursuant to the Over-Subscription Privilege, subject, in the case of the Over-Subscription Privilege, to proration, as described in the Prospectus, as subscription for such shares of Common Stock and Preferred Stock is indicated herein or in the Rights Certificate. Pursuant to the Primary Subscription Privilege, for every six (6) Rights held, a holder may subscribe for and purchase two (2) new Shares of Common Stock and one new share of Series C Preferred Stock of the Fund. The Over-Subscription Privilege may only be exercised if the Primary Subscription is exercised in full. The Over-Subscription shares will be allocated on a pro rata basis to holders who over-subscribed based on the number of Rights originally issued to them.

RiverNorth/
DoubleLine Strategic Opportunity Fund, Inc.				Broker Assigned Control # _____________
1.	Primary Subscription	_____÷ 6 and multiplied by 2 = _____		Common shares ______ ______	Preferred Shares
	__________	= $____ ____
(6 Rights= 2 common + 1 preferred Share) No. of Shares Subscribed For (Estimated Subscription Price Common Subscription Price Preferred

2.	Over-Subscription Privilege*	__________________	x	__________________
	________________________			= $________________________
	In addition, I wish to apply for additional shares pursuant to the Over-Subscription Privilege	No. Of Additional Shares Subscribed For		(Estimated Subscription Price Common)	Subscription Price Preferred

3.	Totals	Total number of Rights to be delivered		Total number of shares of Common Stock and new Series C preferred subscribed for and/or requested
	__________Rights Shares of Preferred Series C	__________Shares of common ____________________			$______________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A.	Through DTC

B.	Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: RIVERNORTH/OPP